UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

PHENIXFIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00818	27-4576073
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

445 Park Avenue, 10th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 859-0390

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	PFX	The NASDAQ Global Market
5.25% Notes due 2028	PFXNZ	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement.

As previously disclosed, PhenixFIN Corporation (the “Company”) is party to a three-year $50.0 million revolving credit facility (the “Credit Facility”), dated as of December 15, 2022, by and among the Company, the Company’s wholly owned subsidiaries, Woodforest National Bank, as lender and administrative agent, and Valley National Bank and Axiom Bank as lenders.

On February 21, 2024 (the “Effective Date”), in order to increase the size of the Credit Facility, the parties to the Credit Facility amended the terms of the Credit Facility, effective as of the Effective Date (the “Amendment”). The Amendment increased the principal amount of loan available under the Credit Facility by $12.5 million to $62.5 million. All other material terms of the Credit Facility remain unchanged.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 is incorporated herein by reference. Reference is also made to the Company’s Form 10-K, dated December 16, 2022, for a description of the terms of the Credit Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, PhenixFIN Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: February 21, 2024	PHENIXFIN CORPORATION

/s/ David Lorber
	Name:	David Lorber
	Title:	Chief Executive Officer

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